DREYFUS INTERMEDIATE MUNICIPAL B0ND FUND, INC.

Registration No. 811-3721

Sub-Item 77Q1(a)

On April 25, 2011, the Fund's Board of Directors unanimously approved changes to the By-Laws for Dreyfus Intermediate Municipal Bond Fund Inc., effective July 1, 2011, which appear in the Registrant’s amended and restated By- Laws, incorporated by reference to Exhibit (b) to Post-Effective Amendment No. 35 to the Registrant's Registration Statement on Form N-1A, filed on September 28, 2011.